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                                   EXHIBIT 10

                          STATE STREET GLOBAL ADVISORS
                            EQUITY COMPENSATION PLAN

I.    Introduction: Purpose

      The purpose of the State Street Global Advisors Equity Compensation
Plan set forth herein (the "Plan") is to increase the financial success of State Street Global Advisors ("SSgA"), a division of State Street Bank and Trust Company (the "Bank"), and thereby further the interests of State Street Boston Corporation (the "Corporation") and its subsidiaries, including the Bank, and the interests of the Corporation's shareholders by granting to key officers of SSgA awards ("Awards") based on the common stock of the Corporation ("Stock").

II.   Administration

      The Plan will be administered by the Executive Compensation
Committee (the "Committee") of the Board of Directors of the Corporation. The Committee shall have complete authority, subject to the terms of the Plan, to do any of the following in its discretion: (I) grant Awards in accordance with III. below; (ii) waive compliance by a holder of an Award with any obligation to be performed by the holder under the Award and waive any terms or conditions of an Award; (iii) amend or cancel an existing Award in whole or in part (and if an Award is canceled, grant another Award in accordance with III. below, with the same or different terms, in its place), except that no such action shall adversely affect the rights of a holder of an Award without the holder's consent; (iv) prescribe and modify the form or forms of all notices, elections, agreements, or other instruments, if any, to be used under the Plan; (v) adopt, amend, and rescind rules for the administration of the Plan; and (vi) interpret the Plan and Awards and decide any questions and settle all controversies and disputes that may arise in connection with the Plan or any Award. Determinations and actions by the Committee shall be conclusive and shall bind all parties.

III.  Eligibility and participation: Awards

      Participation in the plan is limited to the Chief Executive Officer
(CEO) of SSgA and those other senior officers of SSgA whose responsibilities are expected to have a direct impact on the financial success of SSgA and who are selected for participation in the Plan by the CEO of SSgA with the prior approval of the CEO of the Corporation. The initial Awards under the Plan as approved by the Committee, covering all shares initially available under the Plan, shall be made to the individuals and for the number of shares specified in Exhibit A. If additional shares become available under the Plan pursuant to IV.(b) below, additional Awards may be made as follows: (a) if to the CEO of SSgA, by the Committee in its discretion; and (b) if to any other officer of SSgA, by the CEO of SSgA with the prior approval of the CEO of the Corporation.

IV.   Terms and conditions

      (a) Awards. Except as otherwise specifically provided, each Award shall consist of an unfunded and unsecured commitment by the Corporation to make future delivery of shares of Stock in accordance with the terms of the Plan.

      (b) Shares Available for Awards. The total number of shares of Stock
reserved for issuance under the Plan is        . Except as otherwise specified
by the Committee, all shares delivered under the Plan shall be treasury shares. In the event of a stock dividend, stock split, recapitalization or similar change in the capitalization of the Corporation, the Committee shall make appropriate adjustment in the number and type of shares reserved for issuance under the Plan. To the extent an Award or any portion thereof is forfeited under
(c) below prior to vesting, the shares of Stock underlying the forfeited portion of the Award shall again be available for future Awards under the Plan.

      (c)  Vesting and Distributions.

           1. In the event a Participant's employment with SSgA terminates for any reason, each Award held by the Participant shall be immediately forfeited (and no payment shall be made with respect thereto) except to the extent the Award was vested at time of termination. Except as hereinafter provided, each Award shall be vested as to 20% of the shares subject to the Award on December 31, 2001 and as to an additional 20% of the shares subject to the Award on December 31 of each of 2002, 2003, 2004 and 2005.

           2. If a Participant's employment with SSgA terminates by reason of death, permanent disability as determined by the Committee, or retirement at or after age 55 with at least ten years of service with the Corporation and its subsidiaries ("retirement"), each Award then held by the Participant shall be considered vested immediately prior to such termination for a number of shares equal to the product of (I) the full number of shares initially covered by the Award, times (ii) a fraction, the numerator of which is the full number of years elapsed since January 1, 1996, and the denominator of which is ten (10). Vesting under this paragraph shall be in lieu of any vesting under the second sentence of 1. above.

           3. Notwithstanding 1. above, if a Participant ceases to be employed by SSgA but continues in the employment of the Corporation and its subsidiaries (a "transfer"), or if a Participant requests a change from full-time to part-time employment within SSgA or requests reassignment to another position within SsgA and such other position involves fewer responsibilities or lower levels of renumeration (as determined by the Committee in its sole discretion) and in either case such request is granted (a "voluntary reduction in position"), the Participant (I) shall promptly forfeit so much of his or her Awards as would be treated as not having vested under 2. above had the Participant retired (as defined under 2. above) on the date of the transfer or voluntary reduction in position, and (ii) shall forfeit the remainder of such Awards (the "remaining portion") if and when he or she suffers a termination of employment with the Corporation and its subsidiaries (other than by reason of death, permanent disability as determined by the Committee, or retirement (as defined at 2. above)) prior to having worked continuously for the Corporation and its subsidiaries until the date (the "deferred vesting date") on which, under the second sentence of 1. above, the Participant, had he or she continued to work continuously in his or her original position at SSgA, would have vested in a percentage of his or her Award at least equal to the remaining portion.

               On the deferred vesting date (if the Participant has continued to work continuously for the Corporation and its subsidiaries until such date), or in the event of the Participant's earlier death, permanent disability as determined by the Committee, or retirement (as defined at 2. above), the Participant shall be deemed vested in so much of his or her Award as has not been forfeited.

           4. The Committee may prescribe different vesting rules than those specified in 1., 2., or 3. above in connection with additional Awards described in III.(a) or III.(b) above or in such other circumstances as the Committee may determine. A Participant shall not be deemed to have suffered a termination of employment with SSgA merely by reason of a bona fide leave of absence, as determined by the Committee in its discretion.

           5. On or as soon as practicable after December 31, 2005 (or such other date as shall be specified in connection with the grant of an Award or by the Committee after grant), the Corporation shall deliver to each Participant or former Participant then holding a vested Award (or to the beneficiary of a deceased Participant who died holding an Award vested or deemed vested under 1., 2., or 3. above) the shares of Stock subject to the vested Award. In the event of the death, permanent disability or retirement of a Participant, such shares shall instead be delivered as soon as practicable after such death, permanent disability or retirement.

      (d) Shareholder rights. A Participant shall have no rights as a shareholder with respect to Stock subject to Awards under the Plan, including but not limited to rights to dividends or voting rights, until such shares have been delivered.

      (e) Nontransferability of Awards. Awards granted under the Plan and rights thereunder may not be pledged, encumbered, sold, exchanged or otherwise transferred or disposed of by a Participant or by any other person, and any attempt to pledge, encumber, sell, exchange or otherwise transfer or dispose of an Award or any such interest shall be null and void. Notwithstanding the foregoing, a Participant may designate a beneficiary or beneficiaries to receive in accordance with (c)2. or (c)3. above any shares of Stock payable under an Award held by Participant at time of death. Any beneficiary designation hereunder shall be made in a form acceptable to the Committee and subject to such conditions as the Committee may impose. In the absence of an effective beneficiary designation form, a Participant's estate shall be deemed to be the Participant's sole designated beneficiary for purposes of the Plan.

V.    Miscellaneous provisions

      (a) Change in Control. In the event the Corporation sells all or substantially all of SSgA (a "covered transaction"), as determined by the Committee, each Participant employed by SSgA immediately prior to consummation of the covered transaction shall be entitled to the delivery, as soon as practicable following consummation of the covered transaction, of a number of shares of Stock equal to the product of (I) the full number of shares subject to all Awards then held by the Participant, times (ii) a fraction, the numerator of which is the number of full years elapsed from January 1, 1996 (determined as of the consummation of the covered transaction) and the denominator of which is ten
(10). A different vesting proration formula may be provided for in connection with additional Awards described in III.(a) or III.(b) above.

The benefits provided by this paragraph shall be in addition to, and not in lieu of, benefits provided under any change in control agreement to which the Participant is a party.

      (b) No hire/no solicitation/non-compete agreement. Each Award to a Participant under the Plan shall be conditioned upon the Participant's execution of an agreement in form satisfactory to the Committee substantially to the effect that:

           1. The Participant shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its subsidiaries, and their respective businesses and Clients (as defined below), which shall have been obtained by the Participant during the Participant's employment by the Corporation or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Participant or representatives of the Participant in violation hereof). After termination of the Participant's employment, the Participant shall not, without the prior written consent of the Corporation or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. The term "Client" means any person or entity that is a customer or client of the Corporation or any of its subsidiaries.

           2. During the term of employment of the Participant and during the Nonsolicitation Period (as defined below), the Participant shall not, without the prior written consent of the Corporation, solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Corporation or its subsidiaries), the employment of any person who within the previous 12 months was an officer of the Corporation of any of its subsidiaries. The term "Nonsolicitation Period" means the period beginning on the date of termination of the Participant's employment with the Corporation and its subsidiaries (the "Termination Date") and ending eighteen (18) months after the Termination Date.

           3. During the term of employment of Participant and during the Nonsolicitation Period, the Participant shall not, without the prior consent of the Corporation, engage in the Solicitation of Business (as defined below) from any Client on behalf of any person or entity other than the Corporation and its subsidiaries. The term "Solicitation of Business" means the attempt through direct personal contact on the part of the Participant with a Client with whom the Participant has had significant personal contact while employed by the Corporation and its subsidiaries to induce such Client to transfer its business relationship from the Corporation and its subsidiaries to any other person or entity;

           4. For a period of eighteen (18) months following termination of employment for any reason, the Participant shall not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association, or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Corporation or any of its subsidiaries.

           5. In the event of a breach by the Participant of any of the foregoing, (a) the Participant shall forfeit all rights to any and all Awards then held by the Participant and shall promptly refund to the Corporation any and all payments previously received by him or her under Awards, and (b) the Corporation may seek injunctive relief in addition to, and not in lieu of, any other relief to which it may be entitled, including the relief described at (a) immediately above.

           6. Upon and following the occurrence (as determined by the Committee) of a "covered transaction" as described in V.(a), the nonsolicitation and noncompetition restrictions described in paragraphs 2., 3., and 4.above shall cease to apply.

      (c) No right to employment. Nothing herein shall entitle any Participant to continued employment with the Corporation or its subsidiaries, nor shall a claim of lost profits under any Award be deemed an element of damages in any claim relating to any termination of employment.

      (d) Tax withholding, etc.. No shares of Stock shall be required to be delivered under any Award until the Participant (or if the Participant has died, his or her beneficiary(ies) or estate) shall have paid to the Corporation in cash the full amount of any tax withholding due in connection with such delivery of shares or shall have made other provisions satisfactory to the Committee for the payment of such taxes. The Corporation may require that a Participant remit to the Corporation in cash the full amount of any FICA or similar taxes that may become due prior to delivery of shares of Stock hereunder, the payment of such taxes to be a condition to the delivery to the Participant or his or her beneficiary(ies) of any shares of Stock hereunder.

      (e) Successors and assigns; certain mergers, etc. The obligations of the Corporation under the Plan shall be binding upon any successor to all or substantially all of the Corporation's assets or business. In the event of a merger or consolidation involving the Corporations in which the Corporation is not the surviving entity, or which results in the acquisition of all or substantially all of the Corporation's outstanding stock by another entity, or in the event of a sale of all or substantially all of the Corporation's business or assets or the liquidation of the Corporation, (any of the foregoing, a "termination event"), the Corporation may arrange for the assumption of Awards by the successor or for substitute awards to be granted by any successor on substantially the same terms, taking into account changes in capitalization and related terms; but if the Corporation does not or cannot provide for such assumption or substitution, (I) each Award outstanding immediately prior to the termination event shall be deemed vested for the number of shares for which it would then have been vested had a change in control of SSgA occurred on the date of the termination event, and (ii) the Corporation prior to the termination event (but contingent upon its consummation) shall transfer such shares to the person holding such Award. Upon consummation of the termination event all Awards shall terminate unless assumed by a successor.

      (f) Amendment and termination. The Committee may at any time terminate the Plan and may at any time and from time to time prior thereto amend the Plan or any Award in such manner and to such extent as it may determine; provided, that no such action shall adversely affect the rights of any person then holding an Award, without such person's consent; and further provided, that the Committee may not increase the number of shares of Stock reserved for issuance under the Plan, other than in accordance with the adjustment provisions of IV.(b) above, without the approval of the Board of Directors.

      (g) Governing law. The Plan and all Awards hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.